                                                                    EXHIBIT 3.13

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            TENNECO AUTOMOTIVE INC.


     Tenneco Automotive Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     1. The Certificate of Incorporation of the Corporation is hereby amended by deleting Paragraph 1 thereof and inserting the following in lieu thereof:

          "1. The name of the corporation is Tenneco Automotive Operating Company Inc."

     2. The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 (by the written consent of the sole stockholder of the Corporation) of the General Corporation Law of the State of Delaware.




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
     IN WITNESS WHEREOF, Tenneco Automotive Inc. has caused this Certificate to be executed by its duly authorized officer, on this 5th day of November, 1999.

                                              TENNECO AUTOMOTIVE INC.


                                              By: /s/ MARK P. FRISSORA
                                                  -----------------------------
                                                  Mark P. Frissora, President






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
                           CERTIFICATE OF DESIGNATION
                            PREFERENCES AND RIGHTS OF
                               7% PREFERRED STOCK

                             TENNECO AUTOMOTIVE INC.

      Pursuant to Section 151 of the General Corporation Law of the State of Delaware

      The undersigned, Vice President and Secretary of Tenneco Automotive Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of
Section 103 thereof, DO HEREBY CERTIFY:

      That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on October 31, 1997, adopted the following resolution creating a series of 500,000 shares of Preferred Stock designated as 7% Preferred Stock;

            RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

            Section 1. Designation and Amount. The shares of such series shall be designated as "7% Preferred Stock" and the number of shares constituting such series shall be 500,000.

            Section 2. Dividends and Distributions.

            (A) The dividend rate on the shares of Preferred Stock shall be $7.00, per annum, payable by the Corporation on the 31" day of January commencing




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      in the year 1998 (each annual dividend payment is hereinafter referred to as an "Annual Payment Date") so long as any shares of the 7% Preferred Stock are outstanding, in cash in United States dollars to each holder of record of such shares.

            (B) The holder of record of any share of 7% Preferred stock entitled to receive a dividend payment pursuant to Section 2(a) above shall be the holder of record of such shares as of the close of business on the first day of January in the year such dividend payment is to be made, as shown on the stockholder records of the Corporation.

            (C) Dividends shall begin to accrue and be cumulative on outstanding shares of 7% Preferred Stock from the date of issue of such shares and the first annual dividend shall be adjusted pro rata from the date of issuance to the first annual payment date on the basis of a 360-day year. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of 7% Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. Accrued and unpaid dividends shall be prorated to the date of redemption on the basis of a 360-day year.

            Section 3. Voting Rights. The holders of the shares of 7% Preferred Stock shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation, except as may be otherwise required by Delaware law.

            Section 4. Reacquired Shares. Any shares of 7% Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

            Section 5. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the 7% Preferred Stock shall be entitled to receive the $100.00 per share,



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      plus accrued dividends to the date of distribution, whether or not earned or declared.

            Section 6. Optional Redemption. (a) The 7% Preferred Stock shall be redeemable, the whole or any part, at any time at the option of the Corporation at a redemption price equal to $100 per share, plus, in each case, an amount equal to accrued and unpaid accumulated dividends to the date of such redemption; provided, however, that the redemption price payable upon any redemption occurring prior to November 1, 2017 shall be $105 per share, plus, in each case, an amount equal to accrued and unpaid accumulated dividends to the date of such redemption. Accrued and unpaid dividends shall be prorated to the date of redemption on the basis of a 360-day year.

            (b) Notice of any such redemption shall be given by mailing to the holders of the 7% Preferred Stock a notice of such redemption, first class postage prepaid, not later than the thirtieth day and not earlier than the sixtieth day before the date fixed for redemption, at their last address as the same shall appear upon the books of the Corporation. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the shareholder received such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of 7% Preferred Stock shall not affect the validity of the proceedings for the redemption of such 7% Preferred Stock. If less than all the outstanding shares of 7% Preferred Stock are to be redeemed, the redemption shall be made by lot as determined by the Board of Directors.




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      IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury as of the 31st day of October, 1997.

                                       TENNECO AUTOMOTIVE INC.


                                       /s/ Karl A. Stewart
                                       -----------------------------------------
                                       Karl A. Stewart
                                       Vice President and Secretary

Attest



/s/ James D. Gaughan
---------------------------------
James D. Gaughan
Assistant Secretary





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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             TENNECO AUTOMOTIVE INC.

      TENNECO AUTOMOTIVE INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

      FIRST: That pursuant to a written consent of the Board of Directors of the Company resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said Company, as amended as of such date (the "Certificate of Incorporation"), declaring said amendment to be advisable and directing that the amendment be considered by the sole stockholder of the Company. The resolution setting forth the proposed amendment is as follows:

      "RESOLVED, that the Board of Directors of the Company hereby approves and declares it advisable that the Certificate of Incorporation of the Company be amended (the "Amendment") by deleting Article FOURTH thereof in its entirety and inserting the paragraph set forth below in lieu thereof:

            "FOURTH: A. The total number of shares of all classes of stock which the corporation shall be authorized to issue is 500,200 shares, divided into 200 shares of Common Stock, par value $5.00 per share (herein called "Common Stock"), and 500,000 shares of Preferred Stock, par value $.01 per share (herein called "Preferred Stock").

                   "B.  The Board of Directors of the corporation (the "Board of
            Directors") is hereby expressly authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for



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
            series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

                   "C.  Except as may otherwise be provided in this Certificate of Incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with Section B of this Article FOURTH) or by applicable law, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.

                   "D.  Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

                   "E.  Upon the dissolution, liquidation or winding up of the corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock shall be entitled to receive the assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.



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                   "F.  The corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have notice thereof, except as expressly provided by applicable law."

      SECOND: That thereafter, pursuant to the resolution of its Board of Directors, a unanimous consent of the stockholders of the Company was duly signed, in accordance with Section 228 of the General Corporation Law of the State of Delaware (the "DGCL") , as required by the DGCL and the Certificate of incorporation, adopting the amendment.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.








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      IN WITNESS WHEREOF, said Tenneco Automotive Inc. has caused this
Certificate to be signed as of the 31st day of October, 1997.

                                         TENNECO AUTOMOTIVE INC.



                                         By: /s/ Karl A. Stewart
                                             ---------------------------------
                                             Karl A. Stewart
                                             Vice President and Secretary











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
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             TENNECO AUTOMOTIVE INC.

      TENNECO AUTOMOTIVE INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

      FIRST: That pursuant to a written consent of the Board of Directors of the Company resolutions were adopted setting forth a proposed amendment to the Certificate of incorporation of said Company, as amended as of such date (the "Certificate of Incorporation"), declaring said amendment to be advisable and directing that the amendment be considered by the sole stockholder of the Company. The resolution setting forth the proposed amendment is as follows:

            "RESOLVED, that the Board of Directors of the company hereby approves and declares it advisable that the Certificate of Incorporation of the Company be amended (the "Amendment") by deleting Paragraph A of Article FOURTH thereof in its entirety and inserting the paragraph set forth below in lieu thereof:

                   "FOURTH:  A. The total number of shares of all classes of
            Stock which the corporation shall be authorized to issue is 500,250 shares, divided into 250 shares of Common Stock, par value $5.00 per share (herein called "Common Stock") and 500,000 shares of Preferred Stock, par value $.01 per share (herein called "Preferred Stock").


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
            SECOND: That thereafter, pursuant to the resolution of its Board of Directors, a written consent of the sole stockholder of the Company was duly signed, in accordance with Section 228 of the General Corporation Law of the State of Delaware (the "DGCL"), as required by the DGCL and the Certificate of Incorporation, adopting the amendment.

            THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

            IN WITNESS WHEREOF, said Tenneco Automotive Inc. has caused this Certificate to be signed as of the 26th day of January,

                                             TENNECO AUTOMOTIVE INC.

                                             By: /s/ Karl A. Stewart
                                                --------------------------------
                                                 Karl A. Stewart
                                                 Vice President and secretary





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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          MONROE AUTO EQUIPMENT COMPANY

            Monroe Auto Equipment Company, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

            1. The Certificate of Incorporation of the Corporation is hereby amended by deleting Paragraph 1 thereof and inserting the following in lieu thereof:

                   "1.   The name of the corporation is Tenneco Automotive Inc."

            2. That the foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 (by the written consent of the sole stockholder of the Corporation) of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, Monroe Auto Equipment Company has caused this Certificate to be executed by its duly authorized officer, on this 22nd day of October, 1996.

                                    MONROE AUTO EQUIPMENT COMPANY

                                    By:   /s/ Robert G. Simpson
                                        ----------------------------------------
                                          Robert G. Simpson
                                          Vice President and Assistant
                                          Secretary







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
                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                          MONROE AUTO EQUIPMENT COMPANY

                                      INTO

                                MAEC CORPORATION

                              * * * * * * * * * *

      MAEC CORPORATION (the "Company"), a corporation organized and existing under the laws of Delaware,

      DOES HEREBY CERTIFY:

      FIRST: That the Company was incorporated on the 13th day of July, 1977, pursuant to the General Corporation Law of the State of Delaware.

      SECOND: That the Company owns at least ninety percent of the outstanding shares of the stock of Monroe Auto Equipment Company, a corporation incorporated on the 30th day of March, 1917, pursuant to the provisions of the laws of the State of Michigan.

      THIRD: That the Company, by the following resolutions duly adopted by its Board of Directors by the unanimous written consent of its members on the 22nd day of July, 1977, determined to and did merge into itself said Monroe Auto Equipment Company:

            RESOLVED, that the Company merge, and it hereby does merge into itself, said Monroe Auto Equipment Company, a Michigan corporation ("Monroe") and assumes all of its liabilities and obligations (the "Merger"); and it is further

            RESOLVED, that the Merger shall become effective upon the filing of an appropriate Certificate of Ownership and Merger with the Secretary of State of Delaware; and it is further

            RESOLVED, that the Company change its corporate name by changing Paragraph 1 of the Certificate of Incorporation of the Company to read as follows: "1. The name of the corporation is Monroe Auto Equipment Company."; and it is further

            RESOLVED, that the terms and conditions of the Merger are as follows:




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
            Tenneco Inc., a Delaware corporation, ("Tenneco") is the owner of all of the issued and outstanding shares of capital stock of the Company and the Company is the owner of 12,585,029 shares, or approximately 97%, of the 12,953,836 issued and outstanding shares of Common Stock, par value $1 per share, of Monroe.

            On the effective date of the Merger ("Effective Date") the capital stock of each of the Company and Monroe shall be treated as follows:

            (a) Each share of the then issued and outstanding shares of Common Stock, par value $1 per share, of Monroe ("Monroe Common Stock"), except shares of Monroe Common Stock owned by the Company, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into .3846 of a share of Common Stock, par value $5 per share, of Tenneco ("Tenneco Common Stock"), (such shares of Monroe Common Stock to be converted into shares of Tenneco Common Stock are sometimes referred to herein as "Eligible Shares").

            (b) Each share of Monroe Common Stock then issued and outstanding which is owned by the Company and each of the 76,800 shares of Monroe Common Stock held in the treasury of Monroe shall be cancelled.

            (c) Each share of capital stock of the Company then issued and outstanding shall be unaffected by the Merger and the certificate(s) representing such shares shall continue to represent the issued and outstanding shares of capital stock of the Company as the Surviving Corporation in the Merger.

            (d) No scrip or fractional share certificates for Tenneco Common Stock shall be issued, and an outstanding fractional share interest of Tenneco Common Stock shall not entitle the owner thereof to vote, to receive dividends, or to any rights of a stockholder with respect to such fractional interest. Instead, the Exchange Agent (to be appointed by Tenneco and the Company) will act as agent for the holders of Eligible Shares of Monroe Common Stock and shall sell on the New York Stock Exchange, as promptly as possible, but in any event no later than 30 days after the Effective Date, for the accounts of the owners of the fractional share interests, a number of shares of Tenneco Common Stock equal to 141,842


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
                   shares, less the number of full shares of Tenneco Common Stock to which the holders of Eligible Shares are entitled. The Exchange Agent will, until July 31, 1980, pay to such owners upon surrender of their Monroe stock certificate(s) the value of such fractional interest (as determined by such sale, net of expenses), without interest. On July 31, 1980, any remaining proceeds of the sale shall be paid over to Tenneco, after which the holders of such certificates remaining outstanding shall look only to Tenneco for payment, subject to the requirements of escheat laws of the various states which may be applicable.

            (e) All shares of Tenneco Common Stock into which shares of Monroe Common Stock shall have been converted upon the Merger shall be fully paid and nonassessable.

            (f) No transfer of Eligible Shares of Monroe Common Stock shall be made or consummated after the Effective Date.

      ; and it is further

            RESOLVED, that the form, terms and provisions of the Plan of Merger merging Monroe into the Company (proof of July 22, 1977), a copy of which is before this Board, be, and the same hereby is, approved, and the President or any Vice President, and the Secretary or any Assistant Secretary, be, and they hereby are, authorized to execute and deliver said Plan of Merger (the "Plan of Merger") substantially in the form approved hereby, with such changes therein as the President or Vice President executing the same shall approve, his approval to be evidenced conclusively by his execution and delivery thereof; and it is further

            RESOLVED, that the Plan of Merger be submitted for adoption by Tenneco Inc., the holder of all of the issued and outstanding capital stock of the Company; and it is further

            RESOLVED, that, upon adoption of the Plan of Merger by Tenneco Inc., the sole stockholder of the Company, the Secretary or any Assistant Secretary of the Company is authorized and directed to certify such fact on the Plan of Merger, and the proper officers of the Company are authorized and directed to complete the execution, acknowledgement, filing and recording of the Plan of Merger in accordance with the requirements of the General

      Corporation Law of the State of Delaware and the Business Corporation Act of the State of Michigan (except that the officers of the Company may, at their election, file and record in the State of Delaware a Certificate of Ownership and Merger in accordance with the General Corporation Law of the State of Delaware and in the State of Michigan a Certificate of Merger in accordance with the Business Corporation Act of the State of Michigan in lieu of filing and recording the Plan of Merger); and it is further

            RESOLVED, that Houston National Bank be, and it hereby is, appointed to act as Exchange Agent in connection with the Merger to perform such duties as may be requested by the appropriate officers of the Company of Tenneco; and it is further

            RESOLVED, that the Memorandum of Instructions for the Exchange Agent in connection with the Merger (proof of July 22, 1977), a copy of which is before this Board, be, and the same hereby is, approved, and the President or any Vice President, and the Secretary or any Assistant Secretary, be, and they hereby are, authorized to execute and deliver such Memorandum of Instructions substantially in the form approved hereby, with such changes therein as the President or Vice President executing the same shall approve, his approval to be evidenced conclusively by his execution and delivery thereof; and it is further

            RESOLVED, that the officers of the Company be, and they hereby are, authorized and directed to execute and deliver such documents and certificates and take such action as they deem necessary or appropriate to perform the obligations of the Company under the Plan of Merger and to effect the merger contemplated thereby.

      FOURTH: Anything herein or elsewhere to the contrary notwithstanding this merger may be terminated and abandoned by the Board of Directors of MAEC CORPORATION at any time prior to the date of filing the merger with the Secretary of State.

      IN WITNESS WHEREOF, said MAEC CORPORATION has caused this certificate to be signed by E. L. Capps, its Vice President and attested by Gavin H. Smith, its Assistant Secretary, this 25th day of July, 1977.

ATTEST:                                      MAEC CORPORATION


By /s/ Gavin H. Smith                        By  /s/ E. L. Capps
   -----------------------------                -------------------------------
   Assistant Secretary                          Vice President

                         CERTIFICATE OF INCORPORATION
                                       OF
                                MAEC CORPORATION

                                  * * * * * *


            1. The name of the corporation is

                                MAEC CORPORATION

            2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            4. The total number of shares of stock which the corporation shall have authority to issue is two hundred (200) and the par value of each of such shares is Five Dollars ($5.00) amounting in the aggregate to One Thousand Dollars ($1,000).

            5A. The name and mailing address of each incorporator is as follows:






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
         NAME                                      MAILING ADDRESS
         ----                                      ---------------

      S. S. Simpson                             100 West Tenth Street
                                                Wilmington, Delaware 19801

      W. J. Reif                                100 West Tenth Street
                                                Wilmington, Delaware 19801

      R. F. Andrews                             100 West Tenth Street
                                                Wilmington, Delaware 19801

            5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

         NAME                                      MAILING ADDRESS
         ----                                      ---------------

      K. W. Reese                               P. O. Box 2511
                                                Houston, Texas 77001

      M. W. Meyer                               P. O. Box 2511
                                                Houston, Texas 77001

      E. L. Capps                               P. O. Box 2511
                                                Houston, Texas 77001

            6. The corporation is to have perpetual existence.

            7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

            8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

            Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the

State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

            9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

            WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 13th day of July, 1977.

                                                    S. S. Simpson
                                             ---------------------------------
                                                    S. S. Simpson


                                                    W. J. Reif
                                             ---------------------------------
                                                    W. J. Reif


                                                    R. F. Andrews
                                             ---------------------------------
                                                    R. F. Andrews






                                      -20-